EXHIBIT 17.0
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                 LETTER OF RESIGNATION OF WILLIAM TAY

                         Dated: June 18, 2001


To the officers and directors of Internet Capital Ventures & Assoc., Inc., a Delaware corporation:


     I hereby resign as President, Treasurer, Secretary and Director of the Corporation, my resignation to be effective immediately.

                                     Very truly yours,


                                     /s/ WILLIAM TAY
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                                     William Tay